                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                              BOSTONFED BANCORP
                (Name of Registrant as Specified In Its Charter)


                              BOSTONFED BANCORP
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                             BOSTONFED BANCORP, INC.
                          17 NEW ENGLAND EXECUTIVE PARK
                         BURLINGTON, MASSACHUSETTS 01803
                                 (617) 273-0300


                                                                March 28, 1997

Fellow Shareholders:

     You are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of BostonFed Bancorp, Inc. (the "Company"), the holding company for Boston Federal Savings Bank (the "Bank"), Burlington, Massachusetts, which will be held on April 28, 1997, at 2:00 p.m., Eastern Standard Time, at the Burlington Marriott, 1 Mall Road, Burlington, Massachusetts.

     The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of BostonFed Bancorp, Inc., as well as a representative of KPMG Peat Marwick LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

     The Board of Directors of BostonFed Bancorp, Inc. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.


                                           Sincerely yours,



                                           David F. Holland
                                           President and Chief Executive Officer

                             BOSTONFED BANCORP, INC.
                          17 NEW ENGLAND EXECUTIVE PARK
                         BURLINGTON, MASSACHUSETTS 01803

                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 1997

                       ----------------------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of BostonFed Bancorp, Inc. (the "Company") will be held on April 28, 1997, at 2:00 p.m., Eastern Standard Time, at the Burlington Marriott, 1 Mall Road, Burlington, Massachusetts.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1.   The election of three directors to three-year terms of office each;
     2.   The ratification of the BostonFed Bancorp, Inc. 1997 Stock Option
          Plan.
     3. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and
     4. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established March 7, 1997, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at BostonFed Bancorp, Inc., 17 New England Executive Park, Burlington, Massachusetts 01803, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.


                                        By Order of the Board of Directors




                                        John A. Simas
                                        Senior Vice President and
                                        Corporate Secretary


Burlington, Massachusetts
March 28, 1997

                             BOSTONFED BANCORP, INC.

                             -----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1997

                             -----------------------

SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being furnished to shareholders of BostonFed Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the annual meeting of shareholders, to be held on April 28, 1997 (the "Annual Meeting"), and at any adjournments thereof. The 1996 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended December 31, 1996, accompanies this Proxy Statement, which is first being mailed to record holders on or about March 28, 1997.

     Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE DIRECTOR NAMED IN THIS PROXY STATEMENT, FOR THE RATIFICATION OF THE BOSTONFED BANCORP, INC. 1997 STOCK OPTION PLAN AND FOR THE RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

     Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON THE DESIGNATED PROXY HOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Corporate Investor Communications,

Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $3,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiaries, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

     The close of business on March 7, 1997, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 5,962,502 shares.

     As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of the BostonFed Bancorp, Inc. 1997 Stock Option Plan (the "Stock Option Plan"), by checking the appropriate box, you may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to the item.

     As to the approval of KPMG Peat Marwick LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item;
(ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item.

     Under Delaware law and the Company's Bylaws, an affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, and entitled to vote is required to constitute stockholder ratification of Proposals 2 and 3. Accordingly, shares as to which the "ABSTAIN" box has been selected on the proxy card will not be counted as votes cast. Shares underlying broker non-votes or in excess of the Limit will not be counted as a present and entitled to vote or as votes cast and will have no effect.

     Proxies solicited hereby will be returned to the Company's transfer agent, Boston EquiServe. The Board of Directors have designated Boston EquiServe to act as inspectors of election and tabulate the votes at the Annual Meeting. Boston EquiServe is not otherwise employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.


                                                                                   AMOUNT AND
                                                                                    NATURE OF
                                                                                   BENEFICIAL         PERCENT OF
      TITLE OF CLASS               NAME AND ADDRESS OF BENEFICIAL OWNER             OWNERSHIP           CLASS
--------------------------   -------------------------------------------------     -----------        -----------
Common Stock                 Wellington Management Company                          619,762(1)           10.4%
                             75 State Street
                             Boston, Massachusetts  02109


Common Stock                 First Financial Fund, Inc.                             443,000(2)            7.4%
                             Gateway Center Three
                             100 Mulberry St., 9th Floor
                             Newark, New Jersey  07102-4077

Common Stock                 Boston Federal Savings Bank                            529,000(3)            8.9%
                             Employee Stock Ownership Plan
                             ("ESOP")
                             17 New England Executive Park
                             Burlington, Massachusetts 01803


Common Stock                 John Hancock Advisors, Inc.                            447,000(4)            7.5%
                             John Hancock Place
                             P.O. Box 111
                             Boston, Massachusetts  02117

Common Stock                 Thomson Horstmann & Bryant, Inc.                       413,000(5)            6.9%
                             Park 80 West/Plaza Two
                             Saddle Brook, New Jersey  07663

-----------------

(1)  Based on information provided to the Company by Wellington Management
     Company.
(2)  Based upon information filed in a Schedule 13G on February 18, 1997, First
     Financial Fund, Inc., in its capacity as an investment company, may be deemed the beneficial owner of 443,000 shares.
(3) The First National Bank of Boston has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of March 7, 1997, 136,071 shares had been allocated under the ESOP and 392,929 shares remain unallocated. With respect to unallocated shares, such unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(4)  Based upon information filed in a Schedule 13G on January 24, 1997, John
     Hancock Advisors, Inc. in its capacity as an investment advisor, may be deemed the beneficial owner of 447,000 shares.
(5)  Based upon information filed in a Schedule 13G on January 8, 1997, Thomson
     Horstmann & Bryant, Inc. in its capacity as an investment advisor, may be deemed the beneficial owner of 413,000 shares.

                     PROPOSALS TO BE VOTED ON AT THE MEETING

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of seven (7) directors and is divided into three classes. Each of the seven members of the Board of Directors of the Company also presently serves as a director of the Boston Federal Savings Bank (the "Bank") and Broadway National Bank ("Broadway"), both of which are the wholly-owned primary operating subsidiaries of the Company. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The three nominees proposed for election at this Annual Meeting are Edward
P. Callahan, Richard J. Dennis, Sr., and Charles R. Kent. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

     In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE NOMINEE IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.


INFORMATION WITH RESPECT TO THE NOMINEES, CONTINUING DIRECTORS AND CERTAIN EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth, as of the Record Date, the names of the nominees, continuing directors and "named executive officers" of the Company, as defined below; their ages; a brief description of their recent business experience, including present occupations and employment; certain directorships held by each; the year in which each became a director and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and named executive officer and all directors and executive officers as a group as of the Record Date.


                                                                                           SHARES OF
NAME AND PRINCIPAL                                                     EXPIRATION        COMMON STOCK         PERCENT
OCCUPATION AT PRESENT                                     DIRECTOR     OF TERM AS        BENEFICIALLY            OF
AND FOR PAST FIVE YEARS                          AGE      SINCE(1)      DIRECTOR           OWNED(2)            CLASS
-----------------------                          ---      --------      --------           --------            -----

NOMINEES
Edward P. Callahan                               68         1982         2000               21,501(4)(6)           *
  Former Executive Vice President of the
  Bank.

Richard J. Dennis, Sr.                           71         1986(3)      2000               29,501(4)(6)           *
  Sole proprietor of Casey and Dennis, a
  real estate appraisal firm.

Charles R. Kent                                  68         1986(3)      2000               24,001(4)(6)           *
  President of the Rush-Kent Insurance
  Agency.

CONTINUING DIRECTORS
David F. Holland                                 55         1986(3)      1998              118,204(5)(7)       1.98%
  President and Chief Executive Officer of
  the Company and the Bank.

David P. Conley                                  53         1992         1999               72,606(5)(7)       1.19%
  Executive Vice President and Assistant
  Secretary of the Company and the Bank;
  Assistant Treasurer of Company; and
  President of Broadway National Bank.

W. Robert Mill                                   67         1977         1999               22,001(4)(6)           *
  Consultant to Middleton and Co., Inc.,
  an investment advisory firm, since 1993.
  Prior to that, Mr. Mill was Senior Vice
  President and Director of Middleton and
  Co., Inc.

Irwin W. Sizer, Ph.D.                            86         1986(3)      1998               24,001(4)(6)           *
  Retired Professor from Massachusetts
  Institute of Technology and the former
  President of Whitaker Health Services
  Fund, a not-for-profit medical research
  fund.

NAMED EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS
John A. Simas                                    47           --           --               50,599(5)(7)           *
  Senior Vice President, Chief Financial
  Officer, Secretary and Treasurer of the
  Company and the Bank.

Dennis J. Furey                                  48           --           --               27,291(5)(7)           *
  Vice President - Commercial and
  Construction Lending of the Bank

Stock Ownership of all Directors                                                           488,088(8)          8.03%
  and Executive Officers as a Group
  (14 persons)



                                                       (footnotes on next page)

*    Represents less than 1.0% of the Company's voting securities.
(1) Includes years of service as a director of the Company's predecessor, the Bank.
(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).
(3) Reflects service as a director of Leader Federal Savings and Loan Association ("LFS"), which was merged with and into Boston Federal Savings Bank on October 1, 1986. Messrs. Holland, Sizer, Dennis and Kent began service on the LFS Board in 1982, 1966, 1978 and 1978, respectively.
(4) Includes 10,000 shares awarded to each outside director under the Amended and Revised BostonFed Bancorp, Inc. 1996 Stock-Based Incentive Plan (the "Incentive Plan"). Such awards commence vesting at a rate of 20% per year beginning on April 30, 1997 but will vest immediately upon death, disability, retirement or a change in control. Each participant presently has voting power as to the shares awarded.
(5) Includes 65,000, 39,000, 26,000 and 12,500 shares awarded to Messrs. Holland, Conley, Simas and Furey, respectively, under the Incentive Plan. Such awards commence vesting at a rate of 20% per year beginning on April 30, 1997 but will vest immediately upon death, disability, retirement or a change in control. Each participant presently has voting power as to the shares awarded.
(6) Includes 4,000 options granted to each outside director under the Incentive Plan which are currently exercisable or will become exercisable within 60 days and excludes 16,000 shares subject to unexercisable options granted to each outside director under the Incentive Plan. Shares subject to options granted under the Incentive Plan vest at a rate of 20% per year commencing on April 30, 1997 but will vest immediately upon death, disability, retirement or a change in control.
(7) Includes 32,000, 19,000, 13,000, and 6,000 shares subject to options granted to Messrs. Holland, Conley, Simas and Furey, respectively, which are currently exercisable or will become exercisable within 60 days and excludes 128,000, 76,000, 52,000 and 24,000 shares subject to unexercisable options granted to Messrs. Holland, Conley, Simas and Furey, respectively, under the Incentive Plan. Shares subject to options granted under the Incentive Plan vest at a rate of 20% per year commencing on April 30, 1997 but will vest immediately upon death, disability, retirement or a change in control.
(8) Includes a total of 243,900 shares awarded under the Incentive Plan as to which voting may be directed. Includes a total of 114,000 options granted under the Incentive Plan which are currently exercisable or will become exercisable within 60 days.


MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors of the Company meets quarterly and may have additional meetings as needed. During fiscal 1996, the Board of Directors of the Company, held 12 meetings. All of the directors of the Company attended at least 90% of the total number of the Company's Board meetings held and committee meetings on which such directors served during fiscal 1996. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

     AUDIT AND COMPLIANCE COMMITTEE. The Audit and Compliance Committee of the Company consists of Messrs. Dennis, Mill and Sizer, who are outside directors. The purposes of this Committee are to review financial statements and scope of the annual audit, to monitor financial and accounting controls, to recommend appointment of the independent auditor and to review management's actions regarding the implementation of audit findings and compliance with all relevant laws and regulations. The Audit and Compliance Committee of the Company met three times in 1996.

     NOMINATING COMMITTEE. The Company's Nominating Committee for the 1997 Annual Meeting consists of Messrs. Conley, Mill and Sizer. The committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. The Nominating Committee met on February 19, 1997.

     EXECUTIVE COMMITTEE. The Company's Executive Committee consists of Messrs. Conley, Holland and Kent. The Executive Committee acts on issues delegated to the Committee by the Board of Directors. The Executive Committee held one meeting during 1996.

     COMPENSATION COMMITTEE. The Compensation Committee of the Company and the Personnel Committee of the Bank (collectively, the "Compensation Committee") consists of Messrs. Dennis, Kent and Sizer. The Compensation Committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation for other salaried officers and employees of the Company and the Bank. The Compensation Committee of the Company met four times in fiscal 1996.


DIRECTORS' COMPENSATION

     DIRECTORS' FEES. Non-employee directors of the Bank are currently paid an annual retainer of $4,000 and $500 per Board meeting. Non-employee directors are also currently paid a fee of $250 to $500 for meetings of Committees of the Bank Board on which they serve. Mr. Holland and Mr. Conley receive Board meeting fees for their services as directors of the Bank but not an annual retainer fee or committee fees. Members of the Board of Directors of the Company currently receive an annual retainer fee of $1,000 and a fee of $500 for each Board meeting and a fee of $250 to $500 for each committee meeting attended. Mr. Holland and Mr. Conley receive Board meeting fees for their services as directors of the Company but do not receive an annual retainer fee or committee fees.

     INCENTIVE PLAN. The Company maintains the Incentive Plan, under which all directors of the Company and the Bank are eligible to receive awards. The Incentive Plan was approved by shareholders on April 30, 1996. Under the Incentive Plan, each outside director was granted non-statutory options to purchase 20,000 shares of Common Stock (with dividend equivalent rights ("DERs"), as discussed below) and stock awards for 10,000 shares of Common Stock (collectively, the "Directors' Awards"). The DERs provide a separate cash benefit equal to 100% of the amount of any extraordinary dividend declared by the Company on shares of Common Stock subject to an option. The exercise price for the stock option awards is $12.44 per share, which was the fair market value of the shares on the date of grant, April 30, 1996. The Directors' Awards become exercisable in five (5) equal annual installments of 20% commencing one year from the date of grant. All Directors' Awards will immediately vest upon termination due to death, disability, retirement or a change in control.

EXECUTIVE COMPENSATION

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Personnel Committee of the Board of Directors of the Bank and the Compensation Committee of the Company (collectively the "Compensation Committee") have prepared the following report for inclusion in this proxy statement.

     The Bank's and the Company's Executive Compensation Policies reflect the status of the Company as a public company and assure competitive compensation levels. Policies adopted during 1996 for use in 1997 include such performance related goals such as appreciation of the Company's stock, other financial results, and accomplishment of corporate objectives.

     Executive salary levels were set at the time of the Bank's conversion to stock ownership in October 1995 and remained in effect from such time until December 31, 1996. Therefore, Executive Officer salaries were not reviewed during 1996. However, Executive Officers were eligible to earn performance based bonuses in 1996. A Short Term Incentive Plan was adopted for 1997 which specifies objective financial performance criteria of the Company must achieve as the basis for any award under such plan. The first possible date of payment of awards under such plan will be the first quarter of 1998.

     The following policy was adopted in 1996 for use in determining compensation levels for 1997. The primary quantitative measurement utilized during 1996 was appreciation in the price of BostonFed Bancorp. Inc. stock. Other measures include accomplishment of various corporate objectives.

     General Policy. It is the responsibility of the Compensation Committee to recommend the amount and composition of Executive Compensation paid to the executive officers. It is the responsibility of the Boards of Directors to review and approve such compensation. Any Director who is also a member of management shall abstain from any vote regarding his or her own compensation.

     The Compensation Committee shall review Executive compensation not less than annually and more often if necessary to effectively implement this policy. The Compensation Committee will utilize whatever means necessary to obtain adequate compensation information upon which to base their recommendations. These means include, but are not limited to, reviews of the results of compensation surveys and the utilization of consultants or other compensation experts.

     The Bank participates in a number of a salary surveys each year to obtain contemporaneous salary data. The Bank engaged KPMG Peat Marwick LLP Compensation and Benefits Consultants to review the salary structure of the executive officers of the Company and its subsidiaries in relation to peer institutions operating within the Northeast Region of the United States. In addition, the Compensation Committee utilized the 1996 KPMG Peat Marwick Compensation and Benefits Survey, the 1996 W. M. Sheehan & Company ("Sheehan") Banking Compensation Report, and 1996 America's Community Bankers Compensation Survey for Savings Institutions to evaluate salary and bonus amounts paid for comparable industry positions.

     In preparation of comparative compensation data, factors most similar to the Bank are evaluated. Corporate considerations include asset size, earnings, type of operation, corporate structure, and geographic location. Considerations for management are scope and similarity of positions, experience, and the complexity of managing. As a result, the Compensation Committee is provided with relevant, timely, and reliable data which permit the Committee to evaluate compensation and make recommendations to the Boards of Directors.

     The Chief Executive Officer evaluates the performance of all executive officers reporting to him and the Executive Vice President evaluates the performance of all executive officers reporting to him. The Executive Vice President then provides his evaluations to the Chief Executive Officer. The Chief Executive Officer then prepares performance based recommendations of all executive officers for the Compensation Committee.

     The Compensation Committee then evaluates the performance of the Chief Executive Officer and other executive officers. The Compensation Committee then recommends appropriate compensation for all executive officers to the respective Boards of Directors. Upon review, the Boards then set all compensation. Messrs. Holland and Conley abstain from voting on matters related to their compensation.

     Components of Salary. Compensation is defined as cash or non-cash remuneration in the form of salary, bonus, profit sharing, perquisites, deferred compensation, 401(k) contributions, short or long term stock-based grants or incentives, ESOP allocations, fringe benefits, SERP payments, and any other type of remuneration deemed by each Board to be appropriate. Salaries are determined based upon the guidelines specified above. During 1996, the Company and Bank did not maintain a SERP or a deferred compensation plan. The amount of benefits provided by the ESOP and 401(k) are determined solely by the participants' level of compensation under set guidelines provided for in such plans. Benefits under the ESOP and 401(k) plan are also subject to limitations imposed by ERISA. Bonuses are determined at the discretion of the Compensation Committee after review of management's recommendations. Performance Bonuses were earned by Mr. Holland and Mr. Simas for performance during 1996. No bonuses were earned or paid to the other six persons who were Executive Officers during all of 1996.

     Chief Executive Officer. The salary of the Chief Executive Officer was set in October 1995 and remained in effect until December 31, 1996. Accordingly, the Chief Executive Officer's salary was not reviewed during 1996. During 1996, the Chief Executive Officer was eligible for a bonus based on the Compensations Committee's subjective consideration of the Chief Executive Officer's performance during 1996.

     In particular, the Compensation Committee placed emphasis on the Chief Executive Officer's success in reaching an agreement during 1996 to acquire another financial institution that is expected to be accretive to the Company's earnings. During 1996 an agreement of acquisition was executed with Broadway National Bank and its holding company Broadway Capital Corp. The acquisition occurred in early 1997 and is expected to be accretive to the Company's earnings. As a result, the Chief Executive Officer earned a bonus in 1996 but such bonus was paid in 1997 as it was contingent upon the completion of the acquisition of Broadway. Total cash compensation to the Chief Executive Officer for 1996 fell within the average range of the salary surveys discussed above for institutions of comparable size.

     The goal of the above referenced compensation policies, as implemented by the Compensation Committee, is to be certain that all Executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.

                           The Compensation Committee
                           --------------------------

                             Richard J. Dennis, Sr.
                                 Charles R. Kent
                                 Irwin W. Sizer

                             The Board of Directors
                             ----------------------

                               Edward P. Callahan
                                 David P. Conley
                             Richard J. Dennis, Sr.
                                David F. Holland
                                 Charles R. Kent
                                 W. Robert Mill
                              Irwin W. Sizer, Ph.D.

     STOCK PERFORMANCE GRAPH. The following graph shows a comparison of total shareholder return on the Company's Common Stock, based on the market price of the Common Stock with the cumulative total return of companies in the American Stock Exchange and the Media General Industry Group Index for the period beginning on October 24, 1995, the day the Company's Common Stock began trading, through December 31, 1996. The graph was derived from a limited period of time, and, as a result, may not be indicative of possible future performance of the Company's Common Stock. The data was supplied by Media General Financial Services.


                           COMPARATIVE TOTAL RETURNS
                   BOSTONFED BANCORP, INC., AMEX MARKET INDEX
                     AND MG INDEX FOR SAVINGS INSTITUTIONS


                                  [LINE CHART]



                                             SUMMARY

                                       10/24/95  12/31/95  3/29/96   6/28/96   9/30/96   12/31/96
                                       --------  --------  -------   -------   -------   --------

BOSTONFED BANCORP, INC.                 100.00    117.50    122.50    120.00    132.50    147.50
AMEX MARKET INDEX                       100.00    104.99    109.65    110.89    109.29    111.00
MG INDEX FOR SAVINGS INSTITUTIONS       100.00    107.53    108.80    111.41    122.30    138.97

NOTES:

A.   THE LINES REPRESENT QUARTERLY INDEX LEVELS DERIVED FROM COMPOUNDED DAILY
     RETURNS THAT INCLUDE ALL DIVIDENDS.

B.   THE INDEXES ARE REWEIGHTED DAILY, USING THE MARKET CAPITALIZATION ON THE
     PREVIOUS TRADING DAY.

C.   IF THE QUARTERLY INTERVAL, BASED ON THE FISCAL YEAR-END, IS NOT A TRADING
     DAY, THE PRECEDING TRADING DAY IS USED.

D.   THE INDEX LEVEL FOR ALL SERIES WAS SET TO $100.00 ON 10/24/95.



     SUMMARY COMPENSATION TABLE. The following table shows, for the years ended
December 31, 1996, 1995 and 1994, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the chief executive officer and the three highest paid executive officers of the Company and the Bank who earned and/or received salary and bonus in excess of $100,000 in fiscal year 1996 ("Named Executive Officers"). No other executive officer of the Company and the Bank earned and/or received salary and bonus in excess of $100,000 in fiscal year 1996.


---------------------------------------------------------------------------------  ---------------------------------------------
                                                                                   LONG-TERM COMPENSATION
                                                                              ----------------------------------
                                                ANNUAL COMPENSATION(1)                  AWARDS           PAYOUTS
                                         ----------------------------------   -------------------------  -------
                                                                  OTHER       RESTRICTED    SECURITIES
                                                                  ANNUAL        STOCK       UNDERLYING    LTIP      ALL OTHER
    NAME AND PRINCIPAL                                         COMPENSATION     AWARDS     OPTIONS/SARS  PAYOUTS   COMPENSATION
       POSITIONS (2)            YEAR     SALARY($)   BONUS($)     ($)(2)        ($)(3)        (#)(4)     ($)(5)       ($)(6)

--------------------------------------------------------------------------------------------------------------------------------

David F. Holland                1996     $286,536    $50,000          -        $808,600      160,000      None       $29,608
President and Chief             1995      247,477          -          -               -            -      None        31,414
Executive Officer               1994      209,254     23,000          -               -            -      None         4,351

David P. Conley                 1996      172,296          -          -        $485,160       95,000      None        29,826
Executive Vice President        1995      151,458          -          -               -            -      None        29,656
                                1994      131,492     17,000          -               -            -      None         3,706

John A. Simas                   1996      120,767     15,000          -        $323,440       65,000      None        23,783
Senior Vice President,          1995      107,154     30,000          -               -            -      None        22,317
Treasurer, Secretary and        1994       94,077     10,500          -               -            -      None         2,702
Chief Financial Officer

Dennis J. Furey                 1996      100,084          -          -        $155,500       30,000      None        19,135
Vice President of the Bank      1995       97,250          -          -               -            -      None        19,111
                                1994       84,000     20,000          -               -            -      None         2,207



----------------

(1) Under Annual Compensation, the column titled "Salary" includes directors' fees and amounts deferred by the named executive officer pursuant to the Bank's 401(k) Plan as hereinafter defined, pursuant to which employees may defer up to 15% of their compensation, up to the maximum limits under the Code. Bonuses reported under Annual Compensation are reported in the year earned regardless of when paid.
(2) For 1996, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(3) Pursuant to the Incentive Plan, Messrs. Holland, Conley, Simas and Furey were awarded 65,000, 39,000, 26,000 and 12,500 shares of Common Stock, respectively, in fiscal year 1996 which had a market value at December 31, 1996 of $958,750, $575,250, $383,500 and $184,375. The dollar amounts set forth in the table represent the market value of the shares awarded on the date of grant. Such awards vest in equal installments at a rate of 20% per year beginning on April 30, 1997. When shares become vested and are distributed, the recipient will also receive an amount equal to accumulated dividends and earnings thereon (if any). All awards vest immediately upon termination due to death, disability, retirement or following a change in control. See "- Compensation Committee Report on Executive Compensation."
(4) The Company maintains the Incentive Plan for the benefit of officers and key employees. See - "Incentive Plan."
(5) For 1996, 1995 and 1994, there were no payouts or awards under any long-term incentive plan.
(6)  For 1996, such amounts include (a) $2,980, $3,198, $2,037 and $2,004 contributed by the Bank under the Bank's 401(k) Plan to the account of Messrs. Holland, Conley, Simas and Furey, respectively, and (b) $26,628, $26,628, $21,746 and $17,131 representing the value of shares allocated under the ESOP for the benefit of Messrs. Holland, Conley, Simas and Furey, respectively, as of December 31, 1996.

     EMPLOYMENT AGREEMENTS. The Bank and the Company have entered into employment agreements with Messrs. Holland, Conley and Simas, (individually, the "Executive"). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Holland, Conley and Simas.

     The employment agreements provide for a three-year term for Messrs. Holland, Conley and Simas. The Bank employment agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The terms of the Company employment agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. The agreements provide that the Executive's base salary will be reviewed annually. As of January 1, 1997,. the base salaries for Messrs. Holland, Conley and Simas are $280,000, $162,000, and $130,000, respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by the Bank or the Company for cause as defined in the agreements at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices; (ii) a material demotive change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) a material reduction in benefits or perquisites being provided to the Executive under the Agreement; (v) liquidation or dissolution of the Bank or the Company; or (vi) a breach of the agreement by the Bank or the Company, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Agreement. Upon any termination of the Executive, the Executive is subject to a one year non-competition agreement.

     Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the Employment Agreement), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of:
(i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. Based solely on the compensation reported in the summary compensation table for 1996 and excluding any benefits under any employee plan which may be payable, following a change in control and termination of employment Messrs. Holland, Conley and Simas would receive severance payments in the amount of approximately $1,009,608, $516,888 and $407,301, respectively.

     Payments under the Employment Agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Internal Revenue Code (the "Code") for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

     Payments to the Executive under the Bank's agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

     CHANGE IN CONTROL AGREEMENTS. For similar reasons as with the Employment Agreements, the Bank and the Company have entered into Change in Control Agreements with Mr. Furey (the "Executive"). Each Change in Control Agreement provides for a two year term. Commencing on the date of the execution of the Company's Change in Control Agreement, the term shall be extended for one day each day until such time as the Board of Directors of the Company or the Executive elects by written notice not to extend the term, at which time the Change in Control Agreement will end on the second anniversary of the date of notice. The Company's Change in Control Agreement provides that at any time following a change in control of the Bank or the Company (as defined in the agreement), if the Company terminates the Executive's employment for any reason other than cause, or if the Executive terminates his or her employment following demotion, loss of title, office or significant authority, a reduction in compensation, or relocation of the principal place of employment of more than 25 miles, the Executive, or in the event of Executive's subsequent death, Executive's beneficiary or beneficiaries or estate, as the case may be, would be entitled to a sum equal to two (2) times Executive's annual compensation, including bonuses, cash and stock compensation and other benefits for the preceding twelve months. The Company would also continue the Executive's life, medical and disability coverage for thirty-six (36) full calendar months from the date of termination. The Bank's Change in Control Agreement is similar to that of the Company except that it is subject to renewal by the Board on an annual basis. Any payments to the Executive under the Bank's Change in Control Agreement would be subtracted from any amount due simultaneously under the Company's Change in Control Agreement. Payments to the Executive under the Bank's Change in Control Agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Based solely on the Compensation reported in the summary compensation table for 1996 and excluding any benefits under any employee plan which may be payable, following a change in control and termination of employment Mr. Furey would receive a severance payment in the amount of approximately $200,168.

     Payments under the Change in Control Agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.


     INCENTIVE PLAN. The Company maintains the Incentive Plan which provides discretionary awards to officers and key employees as determined by a committee of non-employee directors. The Incentive Plan was approved by shareholders on April 30, 1996. The following table lists all grants of options under the Incentive Plan to the Named Executive Officers for fiscal 1996 and contains certain information about potential value of those options based upon certain assumptions as to the appreciation of the Company's stock over the life of the option.

                                        OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF
                                                                                                 STOCK PRICE
                                                                                               APPRECIATION FOR
                                    INDIVIDUAL GRANTS                                             OPTIONS(1)
-----------------------------------------------------------------------------------------   ----------------------
                           NUMBER OF
                           SECURITIES         % OF TOTAL
                           UNDERLYING         OPTION/SARS     EXERCISE OR
                            OPTIONS/          GRANTED TO       BASE PRICE
                          SARS GRANTED       EMPLOYEES IN         PER        EXPIRATION
        NAME           (#)(2)(3)(4)(5)(6)     FISCAL YEAR        SHARE         DATE(7)          5%           10%
--------------------   ------------------    ------------     ----------     ----------     ----------    ----------

David F. Holland           160,000               26.47          $12.44        04/30/06      $1,251,000    $3,173,000
David P. Conley             95,000               15.72           12.44        04/30/06         743,000     1,884,000
John A. Simas               65,000               10.75           12.44        04/30/06         508,000     1,289,000
Dennis J. Furey             30,000                4.96           12.44        04/30/06         235,000       595,000

---------------------

(1) The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.
(2) Options granted pursuant to the Incentive Plan become exercisable in equal installments at an annual rate of 20% beginning April 30, 1997; provided, however, that options will be immediately exercisable in the event the optionee terminates employment due to death, disability, retirement or upon a change in control.
(3)  The purchase price may be paid in cash, borrowed funds or Common Stock.
(4) A Limited Right was granted with each option award which become exercisable in the event of a change in control of the Company or Bank that is not accounted for as a "pooling of interests." Upon the exercise of Limited
     Rights, the optionee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of Common Stock subject to options on the date of exercise.
(5) An Equitable Adjustment Right was granted with each option award which provides that upon the payment of an extraordinary dividend, the Committee may adjust the number of shares and/or the exercise price of the options underlying the Equitable Adjustment Right, as the Committee deems appropriate.
(6) All options are intended to be Incentive Stock Options, to the extent permissible under Section 422 of the Internal Revenue Code of 1986, as amended.
(7)  The option term is ten years.


     The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of December 31, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the Common Stock.


                      FISCAL YEAR-END OPTION/SAR VALUES

                                                                           VALUE OF
                              NUMBER OF SECURITIES                        UNEXERCISED
                             UNDERLYING UNEXERCISED                      IN-THE-MONEY
                                 OPTIONS/SARS AT                        OPTION/SARS AT
                               FISCAL YEAR END(#)                     FISCAL YEAR END($)
                       -----------------------------------    ---------------------------------
      NAME                EXERCISABLE/UNEXERCISABLE(1)          EXERCISABLE/UNEXERCISABLE(2)
---------------------  -----------------------------------    ---------------------------------

David F. Holland                    0/160,000                               0/369,600

David P. Conley                     0/95,000                                0/219,450

John A. Simas                       0/65,000                                0/150,150

Dennis J. Furey                     0/30,000                                 0/69,300

------------------

(1) The options in this table have an exercise price of $12.44 and become exercisable at an annual rate of 20% beginning April 30, 1997. The options will expire ten (10) years from the date of grant.
(2) Based on market value of the underlying stock at the fiscal year end, minus the exercise price. The market price on December 31, 1996 was $14.75.



     PENSION PLAN. The Bank participates in the Financial Institutions Retirement Plan, administered by the Pentegra Group, which is a defined benefit pension plan, for its employees (the "Pension Plan"). The following table indicates the annual retirement benefit that would be payable under the Pension Plan upon retirement at age 65 to a participant electing to receive his retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. A fully vested participant may elect early retirement as of age 45. However, for each full year prior to age 65 the benefit is reduced by 3% at the time the benefit is distributed. The benefits listed in the retirement benefit table are based upon salary only and are not subject to any social security adjustment.


                                        YEARS OF CREDITED SERVICE
                        --------------------------------------------------------------
    FINAL AVERAGE
      EARNINGS              15            20            25           30          35
    -------------       -----------   -----------   -----------  -----------  --------
    $    50,000           15,000        20,000        25,000       30,000      35,000
         75,000           22,000        30,000        37,500       45,000      52,500
        100,000           30,000        40,000        50,000       60,000      70,000
        125,000           37,500        50,000        62,500       75,000      87,500
     150,000(1)           45,000        60,000        75,000       90,000     105,000

    --------------------

   (1) The maximum allowable salary for 1996 is $150,000.


     The following table sets forth the years of credited service (i.e., benefit service) as of December 31, 1996 for each executive officer.


                                            CREDITED SERVICE
                               -------------------------------------------
                                   YEARS                        MONTHS

David F. Holland ..........         21                            10

David P. Conley............         27                             0

John A. Simas..............         18                             5

Dennis J. Furey............         17                            11



SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Company intends to adopt a non-qualified Supplemental Retirement Plan ("SERP") to provide certain officers and highly compensated employees with additional retirement benefits. The benefits provided under the SERP would make up the benefits lost to the SERP participants due to application of limitations on compensation and maximum benefits applicable to the Company's tax-qualified 401(k) Plan, ESOP and the Pension Plan. The SERP may also provide additional retirement benefits to participants, including benefits which mitigate the effect of early retirement under the Pension Plan to the extent that the Pension Plan is not amended to eliminate such reduction. Benefits may be provided under the SERP at the same time and in the same form as the benefits will be provided under the 401(k) Plan, ESOP and the Pension Plan.

     The Company may also establish an irrevocable grantor's trust ("rabbi trust") in connection with the SERP for the purpose of providing the benefits promised under the terms of the SERP. The rabbi trust may hold a variety of assets including the Company's stock, other securities, insurance contracts and cash. The SERP participants would have only the rights of unsecured creditors with respect to the trust's assets, and will not recognize income with respect to benefits provided by the SERP until such benefits are received by the participants. The assets of the rabbi trust would be considered part of the general assets of the Company and would be subject to claims of the Company's creditors in the event of the Bank's insolvency. It is anticipated that earnings on the trust's assets will be taxable to the Company.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Bank's current policy provides that all loans made by the Bank to its directors and executive officers are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. Prior to the Financial Institution Recovery, Reform and Enforcement Act of 1989 ("FIRREA"), the Bank made loans to executive officers with discounted interest rates and loan origination fees.


     Set forth below is certain information as of December 31, 1996, with respect to loans made by the Bank on preferential terms, as explained above, to executive officers whose aggregate indebtedness to the Bank exceeded $60,000 at any time since January 1, 1996 plus any additional indebtedness even if not made on preferential terms.


                                                               LARGEST AMOUNT        BALANCE          INTEREST
                                                MATURITY         OUTSTANDING          AS OF          RATE AS OF       TYPE
                                  DATE            DATE              SINCE            DECEMBER         DECEMBER         OF
NAME AND POSITION               OF LOAN         OF LOAN        JANUARY 1, 1996       31, 1996         31, 1996        LOAN
-----------------              ---------       ---------       ---------------      ----------       ----------      -----

John A. Simas                     7/82            7/07             $82,800            $77,412            5%          ARM(1)
  Senior Vice President,
  Chief Financial
  Officer, Secretary and
  Treasurer of the
  Company and Bank

------------------------

(1) Variable rate first mortgage on primary residence. Rate adjusted annually based on Bank's cost of funds. Loan granted under Employee Loan Plan in 1982.


            PROPOSAL 2. APPROVAL OF THE BOSTONFED BANCORP, INC. 1996
                                STOCK OPTION PLAN

                  1997 STOCK OPTION PLAN - SUMMARY DESCRIPTION

     The Board of Directors of the Company is presenting for stockholder ratification the BostonFed Bancorp, Inc. 1997 Stock Option Plan (the "Stock Option Plan"), in the form attached hereto as Exhibit A. The purpose of the Stock Option Plan is to advance the interests of the Company and its stockholders by providing those key employees and non-employed directors of the Company and its affiliates, including the Bank and Broadway, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive in the form of a proprietary interest in the Company to perform in a superior manner. A further purpose of the Stock Option Plan is also to attract and retain people of experience and ability to the service of the Company and its affiliates. The following is a summary of the material terms of the Stock Option Plan which is qualified in its entirety by the complete provisions of the attached Stock Option Plan document attached as Exhibit A.

GENERAL

     The Stock Option Plan reserves 250,000 shares of Common Stock for purchase pursuant to the exercise of options and option-related awards. All officers and other employees of the Company and its affiliates, and directors who are not also serving as employees of the Company or any of its affiliates ("Outside Directors"), a potential total of approximately 200 persons, are eligible to receive awards under the Stock Option Plan. The Stock Option Plan will be administered by a committee of non-employee directors (the "Committee"). Authorized but unissued shares or authorized shares previously issued and reacquired by the Company may be used to satisfy an exercise of an option under the Stock Option Plan. If authorized but unissued shares are used to satisfy option exercises, the number of shares outstanding would increase which would have a dilutive effect on the holdings of existing stockholders.

AWARDS TO EMPLOYEES

     TYPES OF AWARDS. The Stock Option Plan authorizes the grant to employees of
(i) options to purchase the Company's Common Stock intended to qualify as "incentive stock options" under Section 422 of the Code (options which afford tax benefits to the recipients upon compliance with certain conditions and which do not result in tax deductions to the Company), referred to as "Incentive Stock Options"; (ii) options that do not so qualify (options which do not afford income tax benefits to recipients, but which may provide tax deductions to the Company), referred to as "Non-statutory Stock Options"; (iii) Limited Rights (discussed below) which are exercisable only upon a change in control (as defined in the Stock Option Plan) of the Company; and (iv) Dividend Equivalent Rights (discussed below) which, upon the payment by the Company of an extraordinary dividend (as defined in the Stock Option Plan), at the sole discretion of the Committee, would provide a grant to the holder a cash payment equal to the amount of the extraordinary dividend multiplied by the number of shares subject to the Option underlying the Dividend Equivalent Right.

     As of the date of this proxy statement, the Board of Directors, has not yet granted any options under the Stock Option Plan and has made no determination as to any future grants. Pursuant to the Stock Option Plan, the Committee has the authority to grant options and option-related awards as determined under its sole discretion, provided, however, that all options shall become fully vested and exercisable upon death, disability, retirement or a change of control, as defined in the Stock Option Plan. The Committee may, in its sole discretion, accelerate the time at which any option may be exercised in whole or in part. The exercise price of all options granted must be 100% of the fair market value of the underlying Common Stock at the time of grant, except as provided below. The exercise price may be paid in cash, borrowed funds or in Common Stock.

     Incentive Stock Options may only be granted to employees. In order to qualify as Incentive Stock Options under Section 422 of the Code, in addition to certain other restrictions, the exercise price must not be less than 100% of the fair market value on the date of grant. Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding voting stock may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying common stock on the date of grant.

     TERMINATION OF EMPLOYMENT. Options granted under the Stock Option Plan to employees may be exercised at such times as the Committee determines, but in no event shall an option be exercisable more than 10 years from the date of grant. Unless otherwise determined by the Committee, upon the termination of an employee's service for any reason, other than death, disability, retirement, termination for cause or change in control, the employee's options will be exercisable only as to those shares that were immediately exercisable by the employee at the date of termination and only for a period of three months. In the event of disability, death, retirement or a change in control, the period for exercise is one year from termination of employment. In the event of an employee's termination for cause, all rights to options granted become null and void upon such termination.

     LIMITED RIGHTS. Upon exercise of Limited Rights in the event of a change in control of the Company, the optionee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of Common Stock subject to the option on the date of exercise of the Limited Right in lieu of purchasing the stock underlying the option. Upon the exercise of a Limited Right the underlying option is terminated.

     DIVIDEND EQUIVALENT RIGHTS. Simultaneously with the grant of any option to any employee or outside director, the Committee may grant a Dividend Equivalent Right with respect to all or some of the shares covered by such option. The Dividend Equivalent Right provides, at the sole discretion of the Committee, in the event of the declaration of an extraordinary dividend, a separate cash benefit equal to 100% of the amount of any extraordinary dividend declared by the Company on shares of Common Stock subject to an option. Under the terms of the Stock Option Plan, an extraordinary dividend is any dividend paid on shares of Common Stock where the dividend exceeds the Company's earnings for the period for which the dividend is declared and the Bank's weighted average cost of funds on interest bearing liabilities for the period for which the dividend is declared. The Dividend Equivalent Right is transferable only when the underlying option is transferable and under the same conditions.

     CHANGE IN CONTROL. In the event of a change in control of the Company (as defined in the Stock Option Plan), all unvested options shall become immediately exercisable as of the date of an optionee's termination of service with the Company, Bank or Broadway as a result of the change in control. Additionally, all options then available for grant under the Stock Option Plan will automatically be granted, on a pro rata basis, among current employees and Outside Directors who have previously been granted options by the Company, whether exercisable or unexercisable, as of the date of the change in control. All such options that are granted upon a change in control will be 100% vested and exercisable only upon the date of termination of the recipient's employment or service with the Company or any affiliate Such options granted subsequent to a change in control will have an exercise price equal to the weighted average exercise price of all previously granted options granted to each respective individual. Such options will remain exercisable for 10 years following the change in control.

AMENDMENT

     The Board of Directors may at any time amend the Stock Option Plan in any respect, provided that, the provisions governing grants of Options and Limited Rights, unless permitted by the rules promulgated under Section 16(b) of the Exchange Act.

NONTRANSFERABILITY

     An award of options under the Stock Option Plan shall not be transferable by the optionee other than by will or the laws of intestate succession and may only be exercised during his lifetime by the optionee, or by a guardian or legal representative. However, with respect to Non-statutory Stock Options, the Committee or full Board may in their sole discretion, permit transferability for valid estate planning purposes. With the consent of the Committee, an optionee may designate a person or his or her estate, beneficiary of any stock option, Limited Right and Dividend Equivalent Right award to which the optionee would then be entitled, in the event of the death of the employee.

TAX TREATMENT

     An optionee will generally not be deemed to have recognized taxable income upon grant or exercise of any Incentive Stock Option, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. If the holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the fair market value of the common Stock is recognized as income taxable at long term capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of Incentive Stock Options, assuming these holding periods are met. In the case of the exercise of a Non-statutory Stock Option, an optionee will be deemed to have received ordinary income upon exercise of the stock option in an amount equal to the aggregate amount by which the per share exercise price is exceeded by the fair market value of the Common Stock. In the event that a Non-statutory Stock Option is exercised during a period that would subject the optionee to liability under Section 16(b) of the Exchange Act (i.e., within six months of the date of grant), the optionee will not be deemed to have recognized income until such period of liability has expired, unless the optionee makes a Section 83(b) election under the Code. In the event shares received through the exercise of an Incentive Stock Option are disposed of prior to the satisfaction of the holding periods (a "disqualifying disposition"), the exercise of the option will be treated as the exercise of a Non-statutory Stock Option, except that the optionee will recognize the ordinary income for the year in which the disqualifying disposition occurs. The amount of any Ordinary income deemed to have been received by an optionee upon the exercise of a Non-statutory Stock Option or due to a disqualifying disposition will be a deductible expense of the Company for tax purposes. In the case of Limited Rights, upon exercise, the option holder would have to include the amount paid to him upon exercise in his gross income for federal income tax purposes in the year in which the payment is made and the Company would be entitled to a deduction for federal income tax purposes of the amount paid. The employee will recognize taxable income for the amount of cash received under the Dividend Equivalent Right for the year such amounts are paid. The Company may take an off-setting deduction for such amount. Dividend Equivalent Rights have the same tax treatment as other Non-statutory Stock Options.

AWARDS

     No awards of options under the Stock Option Plan have been made to date. Options for 250,000 shares of Common Stock are reserved under the Stock Option Plan for future grants to employees and Outside Directors of the Company and its affiliates, including the Bank and Broadway.

STOCKHOLDER RATIFICATION AND EFFECTIVE DATE OF THE PLAN

     The Board of Directors adopted the Stock Option Plan in March 1997 and determined to submit the Stock Option Plan for ratification by stockholders although the Company is not required to do so. The Stock Option Plan shall become effective upon its presentation to stockholders for approval or ratification. Implementation of the Stock Option Plan in the absence of stockholder ratification or approval may result in the inability of the Company to grant Incentive Stock Options but will not impair its ability to grant Non-statutory Stock Options. In the event the Stock Option Plan is not ratified or approved by stockholders, the Plan provides that the Board of Directors may terminate the Plan and any awards made pursuant to the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE BOSTONFED BANCORP, INC. 1997 STOCK OPTION PLAN.


                     PROPOSAL 3. RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 1996 were KPMG Peat Marwick LLP. The Company's Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the Bank and the Company for the year ending December 31, 1997, subject to ratification of such appointment by the shareholders.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


                             ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the first page of this Proxy Statement not later than November 28, 1997. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

     The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an Annual Meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

     A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO JOHN
A. SIMAS, CORPORATE SECRETARY, BOSTONFED BANCORP, INC., 17 NEW ENGLAND EXECUTIVE PARK, BURLINGTON, MA 01803.

                                            By Order of the Board of Directors


                                            John A. Simas
                                            Senior Vice President and
                                            Corporate Secretary

Burlington, Massachusetts
March 28, 1997


           YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
                 REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE
                     ACCOMPANYING PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                             BOSTONFED BANCORP, INC.
                             1997 STOCK OPTION PLAN



1.   DEFINITIONS.
     -----------

     (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Holding Company is a member or (ii) an unincorporated trade or business which is under common control with the Holding Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

     (b) "Alternate Option Payment Mechanism" refers to one of several methods available to a Participant to fund the exercise of a stock option set out in
Section 12. These mechanisms include a broker-assisted cashless exercise and a stock for stock exchange.

     (c) "Award" means any grant of benefits pursuant to Section 3 hereof.

     (d) "Boston Federal" means Boston Federal Savings Bank.

     (e) "Board of Directors" or "Board" means the board of directors of the Holding Company.

     (f) "Broadway" means Broadway National Bank.

     (g) "Change in Control" means a change in control of Boston Federal, Broadway or Holding Company of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a "change in control" or "acquisition of control" within the meaning of the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency) found at 12 C.F.R. Part 574 or the Rules and Regulations promulgated by the Federal Reserve Board ("FRB") found at Subpart E of 12 C.F.R.
Part 225, as in effect on the date hereof (provided that, in applying the definition of change in control or "acquisition of control" as set forth under such rules and regulations, the Board shall substitute its judgment for that of the OTS or FRB); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Holding Company representing 20% or more of the outstanding securities of or the Holding Company, except for any securities purchased by any tax-qualified employee benefit plan of the Holding Company or an Affiliate; or (B) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least seventy-five percent (75%) of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Holding Company or similar transaction occurs in which the Holding Company is not the resulting entity; or
(D) a solicitation of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Holding Company; or (E) a tender offer is made for 20% or more of the voting securities of the Holding Company.

     (h) "Committee" means a committee consisting of at least two members of the Board of Directors who are defined as Outside Directors, all of whom are "Disinterested Directors" as such term is defined under Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act") as promulgated by the Securities and Exchange Commission.

     (i) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share or any stock exchanged for shares of Common Stock pursuant to Section 17 hereof.

     (j) "Date of Grant" means the effective date of an Award.

     (k) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

     (l) "Dividend Equivalent Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

     (m) "Effective Date" means _______, 1997.

     (n) "Employee" means any person who is currently employed by the Holding Company or an Affiliate, including officers, but such term shall not include Outside Directors.

     (o) "Exercise Price" means the purchase price per share of Common Stock deliverable upon the exercise of each Option.

     (p) "Extraordinary Dividend" means a distribution to stockholders by the Holding Company of earnings or stockholders' equity which exceeds (i) earnings for the period for which the dividend is paid and (ii) a percentage of earnings or stockholders' equity equal to the weighted average cost of funds of Boston Federal for the period for which the dividend is paid, as determined for this purpose by the Committee.

     (q) "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the average of the high and low bid prices of the Common Stock as reported by the American Stock Exchange ("AMEX") (as published by the Wall Street Journal, if published, or other authoritative source if not published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded. If the Common Stock is not reported on the AMEX, the Fair Market Value of the Common Stock is the value so determined by the Board in good faith.

     (r) "Holding Company" means BostonFed Bancorp, Inc.

     (s) "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated by the Committee as an Incentive Stock Option pursuant to Section 7.

     (t) "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 8.

     (u) "Non-statutory Stock Option" means an Option granted by the Committee to a Participant pursuant to Section 6, which is not designated by the Committee as an Incentive Stock Option or which is redesignated by the Committee under
Section 7 as a Non-statutory Stock Option.

     (v) "Option" means the right to buy a fixed amount of Common Stock at the Exercise Price within a limited period of time designated as the term of the option as granted under Sections 6 and 7 of the Plan.

     (w) "Outside Director" means a member of the Board of Directors of the Holding Company or its Affiliates, who is not also an Employee of the Holding Company or its Affiliates.

     (x) "Participant" means any Employee who holds an outstanding Award under the terms of the Plan.

     (y) "Plan" means the BostonFed Bancorp, Inc. 1997 Stock Option Plan.

     (z) "Retirement" means termination of a Participant's employment with the Holding Company or an Affiliate which constitutes retirement under any tax-qualified plan maintained by the Holding Company or an Affiliate. However, "Retirement" will not be deemed to have occurred for purposes of this Plan if a Participant continues to serve on the Board of Directors of the Holding Company or its Affiliates following his termination of employment, even if such

Participant is considered to have retired under any tax-qualified retirement plan of the Holding Company or its Affiliates. With respect to an Outside Director, "Retirement" means the termination of service from the Board of Directors of the Holding Company or its Affiliates following written notice to the Board as a whole of such Outside Director's intention to retire or, if earlier, as determined by the Holding Company or applicable Affiliate's bylaws. An Outside Director shall not be deemed to have "Retired" for purposes of the Plan in the event he continues to serve as a consultant or advisory director to the Holding Company or any of its Affiliates.

     (aa) "Termination for Cause" shall mean termination because of a material loss to the Holding Company or one of its Affiliates caused by the Participant's intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule, regulation, (other than traffic violations or similar offenses) or final cease and desist order. No act, or the failure to act, on Participant's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Holding Company or its Affiliates.

2.   ADMINISTRATION.
     --------------

     Options shall be granted and administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and on their legal representatives and beneficiaries.

3.   TYPES OF AWARDS.
     ---------------

     The following Awards may be granted under the Plan:

     (a)  Non-statutory Stock Options;
     (b)  Incentive Stock Options;
     (c)  Limited Rights; and
     (d)  Dividend Equivalent Rights.

as described below in Sections 6 through 9 of the Plan.

4.   STOCK SUBJECT TO THE PLAN.
     -------------------------

     Subject to adjustment as provided in Section 16, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options and Option-related Awards granted under the Plan is 250,000 shares of Common Stock. These shares of Common Stock subject to Options which may be awarded hereunder may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Holding Company. To the extent that Options are granted under the Plan, the shares underlying such Options will be unavailable for any other use including future grants under the Plan except that, to the extent that Options terminate, expire, are forfeited or are cancelled without having been exercised in the case of Limited Rights, exercised for cash, new Option grants may be made with respect to these shares.

5.   ELIGIBILITY.
     -----------

     All Employees shall be eligible to receive Options under the Plan. Outside Directors shall only be eligible to receive Non-statutory Stock Options under the Plan under Section 6 of this Plan. An Outside Director who is a former Employee may, however, continue to hold unexercised or unvested Awards granted while such person was an Employee.

6.   NON-STATUTORY STOCK OPTIONS.
     ---------------------------

     The Committee may, subject to the limitations of the Plan, from time to time, grant Non-statutory Stock Options to Employees and Outside Directors, and, upon such terms and conditions as the Committee may determine, grant Non-statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

     (a) Exercise Price. The Exercise Price of each Non-statutory Stock Option shall be determined by the Committee on the date the option is granted. Except as to Options which may be granted under Section 12 hereof, the Exercise Price of each Non-statutory Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Common Stock underlying such Non-statutory Stock Options may be purchased only upon full payment of the Exercise Price or upon operation of an Option Exercise Alternative set out in
Section 11 of the Plan.

     (b) Terms of Options. Non-statutory Stock Options may in the discretion of the Committee be granted at any time and subject to any conditions allowed under this Plan. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable. The Common Stock comprising each installment may be purchased in whole or in part at any time during the term of such Non-statutory Stock Option after such Non-statutory Stock Option becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. The acceleration of any Non-statutory Stock Option under the authority of this paragraph will create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Non-statutory Stock Options.

     (c) Termination of Employment. Unless otherwise determined by the Committee and except as provided in Section 6(d) hereof, upon termination of a Participant's employment or service for any reason other than for death, Disability, Retirement or Termination for Cause, the Participant's Non-statutory Stock Option shall be exercisable only as to those shares that were immediately exercisable by the Participant at the time of termination and only for three months after such termination. Notwithstanding any provisions set forth herein or contained in any Non-statutory Stock Option Agreement, in the event of termination of the Participant's employment or service for death, Disability, or Retirement, all Non-statutory Stock Options held by such Participant shall immediately vest and be exercisable for a period of one year after such termination. In the event of Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire immediately upon termination.

     (d) Change in Control. Unless otherwise determined by the Committee, in the event of the termination of the Participant's employment or service following a Change in Control, all Non-statutory Stock Options held by the Participant, whether or not exercisable at such time, shall become exercisable by the Participant or his legal representatives or beneficiaries and remain exercisable for one year or such longer period as determined by the Committee following the date of the termination of employment or service, provided that in no event shall be period extend beyond the expiration of the term of the Non-statutory Stock Option.

7.   INCENTIVE STOCK OPTIONS.
     -----------------------

     The Committee may, subject to the limitations of the Plan, from time to time, grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Exercise Price. The Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. However, if at the time an Incentive Stock Option is granted to a Participant, the Participant owns Common Stock representing more than 10% of the total combined voting securities of the Holding Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Holding Company, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Participant, or by or for any corporation, partnership, estate or trust of which such Participant is a shareholder, partner or beneficiary), ("10% Owner"), the Exercise Price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full Exercise Price or upon operation of an Option Exercise Alternative set forth in Section 11 of the Plan.

     (b) Amounts of Incentive Stock Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of a stock option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 7(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an Award of an Incentive Stock Option under this Section 7 exceeds this $100,000 limit, the portion of the Award of an Incentive Stock Option in excess of such limit shall be deemed a Non-statutory Stock Option. The Committee shall have discretion to redesignate Stock Options granted as Incentive Stock Options as Non-statutory Stock Options. Such Non-statutory Stock Options shall be subject to Section 6 of the Plan.

     (c) Terms of Incentive Stock Options. Incentive Stock Options may in the discretion of the Committee be granted at any time and subject to any conditions allowed under this Plan. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at the time an Incentive Stock Option is granted to a Participant who is a 10% Owner, the Incentive Stock Option granted to such Participant shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Participant to whom it is granted.

     The Committee shall determine the date on which each Incentive Stock Option shall become exercisable. The Committee may also determine as of the Date of Grant any other specific conditions or specific performance goals which must be satisfied prior to the Incentive Stock Option becoming exercisable. The shares comprising each installment may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part. To the extent that such acceleration, through the operation of law, destroys incentive treatment under the Code, then such accelerated Stock Option shall be deemed to be a Non-statutory Stock Option. The acceleration of any Incentive Stock Option under the authority of this paragraph will create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Incentive Stock Options.

     (d) Termination of Employment. Unless otherwise determined by the Committee, except as provided in Section 7(e) hereof, upon the termination of a Participant's employment for any reason other than death, Disability, or Retirement, the Participant's Incentive Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination and only for a period of three months following termination; provided, however, that, in the event that the Committee extends the exercisability of any Incentive Stock Option beyond three months following termination, such Incentive Stock Option shall be treated as Non-statutory Stock Option. Notwithstanding any provisions set forth herein or contained in any agreement relating to the award of an Incentive Stock Option, in the event of the termination of a Participant's employment due to death, Disability, or Retirement, all of the Participant's Incentive Stock Options shall immediately vest and be exercisable for a period of one year after such termination, provided, however, that in the case of Retirement, such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months after the Participant's termination and, provided further, that in no event shall the period extend beyond the expiration of the Incentive Stock Option. In the event of Termination for Cause all rights under the Participant's Incentive Stock Option shall expire immediately upon termination.

     (e) Change in Control. Unless otherwise determined by the Committee, in the event of the termination of the Participant's employment following a Change in Control, all Incentive Stock Options held by the Participant, whether or not exercisable at such time, shall become exercisable by the Participant or his legal representatives or beneficiaries and remain exercisable for one year or such longer period as determined by the Committee following the date of termination of the Participant's employment, provided however, that such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following the date of termination of employment, and provided further, that in no event shall the period extend beyond the expiration of the term of the Incentive Stock Option.

     (f)  Compliance With Code. The Incentive Stock Options granted under this
Section 7 of the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, but the Holding Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code. All Incentive Stock Options that do not so qualify shall be treated as Non-statutory Stock Options.

8.   LIMITED RIGHTS.
     --------------

     Simultaneously with the grant of any Option to an Employee or Outside Director, the Committee may grant a Limited Right with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control.

          The Limited Right may be exercised only when the underlying Option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the Exercise Price of the underlying Option.

          Upon exercise of a Limited Right, the underlying Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the purchase price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Holding Company an amount of cash or some other payment alternative found in Section 11, equal to the difference between the Exercise Price of the underlying option and the Fair Market Value of the Common Stock subject to the underlying Option on the date the Limited

Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. Payments shall be less an applicable tax withholding as set forth in Section 17.

9.   DIVIDEND EQUIVALENT RIGHT
     -------------------------

     Simultaneously with the grant of any Incentive Stock Option or a Non-statutory Stock Option to Participants, the Committee may grant a Dividend Equivalent Right with respect to all or some of the shares covered by such Option. Dividend Equivalent Rights granted under this Plan are subject to the following terms and conditions:

     (a) TERMS OF RIGHTS. The Dividend Equivalent Right provides the Participant with a cash benefit equal to the amount of any Extraordinary Dividend declared by the Holding Company on shares of Common Stock subject to an Option. The Dividend Equivalent Right is transferable only when the underlying option is transferable and under the same conditions.

     (b) The terms and conditions of any Dividend Equivalent Rights shall be evidenced by an agreement (the "Dividend Equivalent Rights Agreement") which such Dividend Equivalent Rights Agreement shall be subject to the terms and conditions of the Plan.

     (c) PAYMENT. Upon the payment of an Extraordinary Dividend, the holder of a Dividend Equivalent Right shall promptly receive from the Holding Company an amount of cash or some other payment option found in Section 10, equal to the amount of the Extraordinary Dividend paid on one share of Common Stock, multiplied by the number of shares of Common Stock subject to the underlying Option. Payments shall be decreased by the amount of any applicable tax withholding prior to distribution to the Participant as set forth in Section 17.

10.  PAYOUT ALTERNATIVES
     -------------------

     Payments due to a Participant upon the exercise or redemption of an Award, may be made under the following terms and conditions:

     (a) DISCRETION OF THE COMMITTEE. The Committee has the sole discretion to determine the form of payment (whether monetary, Common Stock, a combination of payout alternatives or otherwise) it shall use in making distributions or payments for all Options. If the Committee requests any or all Participants to make an election as to form of payment or distribution, it shall not be considered bound by the election.

     (b) PAYMENT IN THE FORM OF COMMON STOCK. Any shares of Common Stock tendered in satisfaction of an obligation arising under this Plan shall be valued at the Fair Market Value of the Common Stock at the time of the distribution. The Committee may use Common Stock in Treasury or may direct the market purchase of such Common Stock to satisfy its obligations under this Plan.

11.  OPTION EXERCISE ALTERNATIVES
     ----------------------------

     The Committee has sole discretion to determine the form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the Incentive Stock Option or Non-statutory Stock Option Agreement covering such Options or may reserve its decision until the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent. Form of payment for the exercise of Options which may be acceptable by the Committee include:

     (a) Cash Payment. The exercise price may be paid in cash or by certified check.

     (b) Borrowed Funds. To the extent permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

     (c) Exchange of Common Stock. The Committee may, in its sole discretion, permit payment by the tendering of previously acquired shares of Common Stock. Any shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.

12.  GRANTS IN THE EVENT OF A CHANGE IN CONTROL
     ------------------------------------------

     (a) In the event of a Change in Control, Options then available for grant under this Plan pursuant to Section 4 shall be automatically granted among those current Employees and current Outside Directors who have previously been granted Options under this Plan or the BostonFed Bancorp, Inc. 1996 Stock-Based Incentive Plan (the "1996 Plan"), as of the date of the Change in Control. The number of shares subject to Options to be granted to each such individual pursuant to this Section 12 shall be determined by multiplying the number of Options to purchase shares of Common Stock then available for grant to Employees and Outside Directors, respectively, pursuant to Section 4 by a fraction, the numerator of which is the number of Options to purchase shares of Common Stock previously granted to that individual under this Plan and the 1996 Plan, and the denominator of which is the total number of Options to purchase shares of Common Stock previously granted to all Employees, in the case of an Employee, and all current Outside Directors, in the case of an Outside Director, under this Plan and the 1996 Plan.

     (b) The Exercise Price for any Option granted pursuant to this Section 12 shall be the weighted average Exercise Price of all stock options, as adjusted pursuant to Section 16, granted under this Plan or the 1996 Plan, whether such previously granted stock option has been exercised or is exercisable or unexercisable, to the respective Employee or Outside Director prior to the Change in Control.

     (c) Unless otherwise determined by the Committee, all Options granted pursuant to this Section 12 shall be 100% vested and exercisable upon the Participant's termination of employment or service following a Change in Control and shall remain exercisable for a period of 10 years from the date of grant.

13.  RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY.
     -------------------------------------------

     (a) No Participant or Outside Director shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing in this Plan or in any Option granted confers on any person any right to continue in the employ or service of the Holding Company or its Affiliates or interferes in any way with the right of the Holding Company or its Affiliates to terminate a Participant's services as an officer or other employee at any time.

     (b) No Option shall be transferred, assigned, hypothecated, or disposed of in any manner by a Participant or Outside Director other than by will or the laws of intestate succession; provided, however, that with respect to a Non-statutory Stock Option, the Committee or full Board may, in their sole discretion, permit transferability if such transfer is, in the determination of the Committee or full Board, for valid estate planning purposes and such transfer is permitted under the Code and Rule 16b-3 promulgated under the Exchange Act. For the purposes of this section a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to revocable intervivos trust as to which the Participant or Outside Director is both the settlor and trustee, or (b) a transfer for no consideration to: (i) any member of the Participant's or Outside Director's Immediate Family, (ii) any trust solely for the benefit of members of the Participant's or Outside Director's Immediate Family, (iii) any partnership whose only partners are members of the Participant's or Outside Director's Immediate Family, and (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant's or Outside Director's Immediate Family. For purposes of this Section 13, "Immediate Family" includes, but is not necessarily limited to, a Participant's or Outside Director's spouse, children, and grandchildren

     (c) Nothing contained in this Section 13 shall be construed to require the Committee or full Board to give its approval to any transfer of an Option or portion thereof, and approval to transfer any Option or portion thereof does not mean that such approval will be given for the transfer of any other Option or portion of an Option. The transferee of any Option shall be subject to all of the terms and conditions applicable to such Option immediately prior to the transfer and shall be subject to the rules and regulations proscribed by the Committee or full Board with respect to such Option. The Committee or the full Board may limit the amount of any Option, whether as to number or percentage of underlying shares, for which permission to transfer is otherwise granted.

14.  AGREEMENT WITH GRANTEES.
     -----------------------

     Each Option will be evidenced by a written agreement ("Agreement"), executed by the Participant or Outside Director and the Holding Company or its Affiliates that describes the terms and conditions for receiving the Option including the date of Option, the Exercise Price if any, the term or other applicable periods, and other terms and conditions as may be required or imposed by the Plan, the Board of Directors, tax law consideration or applicable securities law.

15.  DESIGNATION OF BENEFICIARY.
     --------------------------

     A Participant or Outside Director may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Option to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant or Outside Director fails effectively to designate a beneficiary, then the Participant's or Outside Director's estate will be deemed to be the beneficiary.

16.  ADJUSTMENTS.
     -----------

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant or Outside Director, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Options under the Plan;

     (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Options already made under the Plan;

     (c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such Options.

     No such adjustments may, however, materially change the value of benefits available to a Participant or Outside Director under a previously granted Option. All awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

17.  TAX WITHHOLDING.
     ---------------

     Awards under this Plan shall be subject to tax withholding to the extent required by any governmental authority. If this Plan meets the requirements under 17 C.F.R. ss.240.16b-3 under the Exchange Act ("Rule 16b-3"), then any withholding shall comply with Rule 16b-3 or any amendment or successive rule.

18.  AMENDMENT OF THE PLAN.
     ---------------------

     The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Options and Limited Rights, unless permitted by the rules promulgated to Section 16(b) of the Exchange Act, shall not be amended more than once every six months other than to comport with the Internal Revenue Code or the Employee Retirement Income Security Act, if applicable.

     No such termination, modification or amendment may affect the rights of a Participant or Outside Director under an outstanding Option without the written permission of such Participant or Outside Directors.

19.  EFFECTIVE DATE OF PLAN.
     ----------------------

     The Plan shall become effective upon being presented to stockholders for approval or ratification for any purpose, including: (i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act; (ii) obtaining preferential tax treatment for Incentive Stock Options; and (iii) maintaining the listing of the Holding Company's common stock on AMEX. The failure to obtain stockholder approval or ratification will not affect the validity or effectiveness of the Plan and the Options granted hereunder, provided, however, that if the Plan is not approved or ratified by stockholders, the Board of Directors may, in its sole discretion, terminate the Plan and rescind any Options granted hereunder and, to the extent the Board of Directors does not exercise its discretion to terminate the Plan, any Incentive Stock Options granted shall be deemed to be Non-statutory Stock Options.

20.  TERMINATION OF THE PLAN.
     -----------------------

     The right to grant Options under the Plan will terminate upon the earlier of (i) ten (10) years after the Effective Date or (ii) the issuance of Common Stock or (iii) the exercise of Options, or related Limited Rights equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4. The Board of Directors has the right to suspend or terminate the Plan or any provision of the Plan at any time, provided that, except as to termination of the Plan or rescission of awards pursuant to Section 20 hereof, no such action will, without the consent of a Participant or Outside Director, adversely affect his vested rights under a previously granted Option.

21.  APPLICABLE LAW.
     --------------

     The Plan will be administered in accordance with the laws of the state of Delaware.

22.  DELEGATION OF AUTHORITY
     -----------------------

     The Committee may delegate all authority for: the determination of forms of payment to be made by or received by the Plan; the execution of Agreements; the determination of Fair Market Value; the determination of all other aspects of administration of the plan to the executive officer(s) of the Holding Company. The Committee may rely on representations, reports and estimate provided to it by the management of the Holding Company or its Affiliates for determinations to be made pursuant to the Plan.

     IN WITNESS WHEREOF, BostonFed Bancorp, Inc. has established this Plan, to be executed by a designee of the Board of Directors its duly corporate seal to be affixed and duly attested, effective as of the _____ day of __________, 1997.


[CORPORATE SEAL]                        BOSTONFED BANCORP, INC.





ADOPTED BY THE BOARD OF DIRECTORS:



Date:________________________           By:_____________________________
                                            David F. Holland
                                            Chairman of the Board of Directors
                                            For the Board of Directors

APPROVED OR RATIFIED BY STOCKHOLDERS:



Date:_________________________          By:____________________________
                                            John A. Simas
                                            Secretary

[PROXY]

                           BOSTONFED BANCORP, INC.
                        ANNUAL MEETING OF SHAREHOLDERS
                                April 28, 1997
                    2:00 p.m. Eastern Daylight Saving Time

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints the official proxy committee of the Board of Directors of BostonFed Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on April 28, 1997, at 2:00 p.m. Eastern Daylight Saving Time, at the Burlington Marriott, 1 Mall Road, Burlington, Massachusetts, and at any and all adjournments thereof, as follows on the reverse side.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

                                                                    -----------
              CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SEE REVERSE
                                                                        SIDE
                                                                    -----------

-------------------------------------------------------------------------------

[X]Please mark
   votes as in
   this example.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
   1. The election as directors of all nominees listed (except as marked to the contrary below).

   Nominees: Edward P. Callahan, Richard J. Dennis, Sr. and
             Charles R. Kent.

                 FOR               WITHHELD
                 [ ]                 [ ]

   [ ]
      ----------------------------------------
       For all nominees except as noted above

                                                  FOR     AGAINST   ABSTAIN
   2. The ratification of the BostonFed           [ ]       [ ]       [ ]
      Bancorp, Inc. 1997 Stock Option
      Plan.

   3. The ratification of the appointment         [ ]       [ ]       [ ]
      of KPMG Peat Marwick LLP as
      Independent auditors of BostonFed
      Bancorp, Inc. for the fiscal year
      ending December 31, 1997.


                                   MARK HERE
                                  FOR ADDRESS     [ ]
                                  CHANGE AND
                                  NOTE AT LEFT


   PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
   PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

   The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a Proxy Statement dated March 28, 1997 and of the Annual Report to Shareholders.

   Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.


   Signature:                Date:       Signature:               Date:
             ----------------     -------          ---------------     -------